BYLAWS OF

NORTHERN BUSINESS ACQUISITION CORP.

Article 1

Offices

Section 1. Principal Place of Business. The principal place of business of the corporation shall be located at 76 Cranbrook Rd., Cockeysville, MD 21020-3404.

Section 2. Registered Agent. The name and address of the registered agent of the corporation within the State of Maryland is HIQ Maryland Corporation, 516 N. Charles St., 5th Floor, Baltimore, MD 21201. The registered agent may be changed by the board of directors at any time.

Article 2

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Thursday of the month of June in each year, at 10:00 a.m. (time) or at any other time or any other day that shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of any other business that may come before the meeting. If the day fixed for the annual shall be a legal holiday in Maryland, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated in this bylaw for an annual meeting of the shareholders, or at any adjournment of the meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2. Call of Special Meeting. Special meetings of the shareholders may be called by the president, the board of directors, or by the holders of not less than one-tenth of all outstanding shares of the corporation entitle to vote at the meeting.

Section 3. Place of Meeting. The board of directors may designate any place, either within or without Maryland, as the place of meeting for any annual or special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without Maryland, as the place for the holding of the meeting. If no designation is made, the place of meeting shall be the principal place of business of the corporation in Maryland.

Section 4. Notice of Meetings. Written notice stating the place, day and hour meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or other person authorized to give notice of the meeting, to each shareholder of record entitled to vote at the meeting; except that if all authorized shares are to be increased, at least thirty days’ notice shall be given. If mailed, the notice shall be deemed to be delivered when deposited in the United States mails, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage on the notice prepaid. A waiver in writing signed by the shareholder entitled to notice, whether before, or after the time stated in the notice, shall be deemed equivalent to the giving of notice.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation shall fix in advance a date as the record date for any such determination of shareholders, the date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the first notice given to shareholders, shall be the record date for the determination of shareholders. When a determination of shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

Section 6. Shareholders’ List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, before each meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting or any adjournment of the meeting, arranged by voting groups and within each voting group by class or series, shall be in alphabetical order within each class or series, with the address of, and the number of shares of each class or series held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after the notice of the meeting is given and continuing through the meeting, and any adjournment of the meeting, at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held. The shareholders’ list shall be subject to the inspection on the written demand of any shareholder and, subject to restrictions of law, to copy the list during regular business hours and during the period it is available for inspection.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is required by the Maryland Business Corporation Act or the articles of incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present.

Section 8. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. The proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 10. Representative Voting of Share. The following shall apply when shares are to be voted by a representative:

Shares standing in the name of another corporation, whether domestic or foreign, may be voted by the officer, agent or proxy as the bylaws of the other corporation may prescribe, or, in the absence of any such provision, as the board of directors of the other corporation may determine.

Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by the fiduciary, either in person or by proxy, but no trustee shall be entitled to vote the shares without a transfer of the shares into the trustee’s name.

Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote the shares without a transfer of the shares into the trustee’s name.

Shares held by a minor or incompetent may be voted by the minor or incompetent in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to the vote the secretary of the corporation has actual knowledge that the shareholder is a minor, or that the shareholder has been adjudicated an incompetent or that judicial proceedings have been started for the appointment of a guardian.

Shares held in the names of joint tenants may be voted in person or by proxy by any one of the joint tenants, if no other individual joint tenant is present and claims the right to vote the shares or prior to the vote has filed with the secretary of the corporation a contrary proxy or a written denial of the authority of the person present to vote the shares.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer of the shares into the receiver’s name if authority is contained in an appropriate order of the court which appointed the receiver.

A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor the shares held by another corporation if a majority of the shares entitled to vote for the election of directors of the other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter of the action.

Article 3

Board of Directors

Section 1. General Powers and Duties. The business and affairs of the corporation shall be managed by its board of directors. The directors shall perform their duties in good faith and in a manner reasonably believed to be in the best interests of the corporation.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time by resolutions of the board of Directors, but in no instance shall there be less than one director. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Maryland or shareholders of the corporation.

Section 3. Annual Meetings. An annual meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose or organization, election of corporate officers, election or appointment of other officers, agents or employees and for any other proper business. The board of directors may provide, by resolution, the time and place, either within or without Maryland, for the holding of additional regular meetings.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without Maryland, as the place for holding any special meeting of the board of directors called by them.

Section 5. Notice of Meeting. Notice of any annual regular or special meeting shall be given at least two days prior to the meeting by verbal communication, or written notice delivered personally or be telex, telegram or radiogram. If mailed, the notice shall be given four days in advance and shall be deemed to be delivered when deposited in the United States mails, so addressed, with postage on the notice prepaid. If notice be given by telex, telegram or radiogram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A director may waive in writing, notice of a meeting, whether before, at, or after the time stated in the notice, and this shall be equivalent to the giving of the notice. The attendance of a director at a meeting shall constitute a wavier of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

Section 6. Quorum. A majority of the number of directors fixed in Section 2 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than the majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7. Informal Action by Directors. If all the directors severally or collectively consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the board.

Section 8. Telephonic Meetings of Directors. The board of directors or any committee designated by the board may participate in any meeting of the board or committee by means of conference telephone or similar communications equipment that enables all participants in the meeting to hear each other at the same time. Participation shall constitute presence in person at the meeting.

Section 9. Removal of Directors. At a meeting called expressly for that purpose, the entire board of directors of any lesser number may be removed, with or without cause, by a majority vote of the shareholders in the manner provided by the Maryland Business Corporation Act.

Section 10. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless the director was elected by a voting group of the shareholders, then the vacancy shall be filled in accordance with the provisions of the Maryland Business Corporation Act. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11. Compensation. By resolution of the board of directors, each director, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for his or her services.

Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent is entered in the minutes of the meeting or unless the director shall file a written dissent to the action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards the dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

Section 13. Executive and Other Committees. The board of directors by resolution may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the board of directors, except as otherwise provided by the Maryland Business Corporation Act.

Article 4

Officers

Section 1. Number and Qualifications. The principal officers of the corporation shall be a president, secretary, and a treasurer, each of whom shall be elected by the board of directors. Other officers (including one or more vice presidents), assistant officers, agents, and employees that the board of directors may deem necessary may be elected by the board or may be appointed in a manner prescribed by these bylaws. Any two or more offices may be held by the same person. The officers of the corporation shall be natural persons, eighteen years of age or older.

Section 2. Election and Term of Office. The principal officer of the corporation to be elected by the board of directors shall be elected annually by vote of the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. Officers shall hold office until their successors shall have been elected, appointed or chosen and have qualified or until their death or until they shall resign or are removed in the manner provided by these bylaws.

Section 3. Removal of Officers. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served by removal of the officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors.

Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general, supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president shall present at each annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year and shall periodically make reports of the corporation’s business to the board of directors. The president shall have general supervision of all other officers, agents and employees of the corporation, and in any case when the duties of the officers, agents or employees of the corporation are not specifically prescribed by the bylaws or by board resolution, they shall be supervised by the president. The president may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution of the instrument shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of president and any other duties that may be prescribed by the board of directors from time to time.

Section 6. Vice Presidents. In the absence of the president or in the event of the president’s death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions on the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform any other duties that from time to time may be assigned by the president or by the board of directors

Section 7. Secretary. The secretary shall:

(a) Attend and keep the minutes of the proceedings of the shareholders and of the board of directors;

(b) See that notice of board of director and shareholder meetings are given in accordance with the provisions of the bylaws or as otherwise required by law;

(c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to any documents requiring the seal;

(d) Sign with the president or a vice president, certificates for shares of the corporation, this issuance of which shall have been authorized by resolution of the board of directors;

(e) Have general charge of the stock transfer books of the corporation;

(f) Keep a complete record of the shareholders on file in the principal place of business of the corporation, arranged in alphabetical order with the address of and the number of shares held by each shareholder; and

(g) In general perform all duties incident to the office of secretary and any other duties that from time to time may be assigned by the president or by the board of directors.

Section 8. Treasurer. The treasurer shall

(a) Keep correct and complete books and records of account on file in the principal place of business of the corporation;

(b) Have custody of and be responsible for all funds and securities of the corporation;

(c) Receive monies due and payable to the corporation from any source whatsoever;

(d) Immediately deposit all corporate funds in a bank or other depository as may be designated by the board of directors;

(e) Disburse the funds of the corporation as may be ordered by the president of the board of directors;

(f) Render to the president of the board of directors, at any time, an account of all of the transactions of the corporation; and

(g) In general, perform the duties of the office of treasurer and any other duties that may be assigned by the president or by the board of directors.

Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or vice president, certificates for shares of the corporation of the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in the sums and with the sureties that the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform the duties that shall be assigned to them by the secretary or the treasurer respectively, or by the president of the board of directors.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving the salary by reason of the fact that he or she is also a director of the corporation.

Article 5

Contracts, Loans and Checks

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and the authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. This authority may be general or confined to specific instances.

Section 3. Checks and Drafts. AN checks, drafts or other others for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by any officer or officers, agent or agents of the corporation and in the manner that shall from time to time be determined by resolution of the board of directors.

Article 6

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Each purchase of shares of the corporation shall be entitled to a certificate, signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile of the seal certifying the number of shares owned in the corporation. The signatures of the officers on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificate representing shares shall state on the face that the corporation is organized under the laws of this state; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which the certificate represents. Restrictions imposed by the corporation on the transferability of the shares shall be noted conspicuously on the certificate.

Section 2. Transfer of Shares. The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record of the shares or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney authorized by power of attorney duly executed and filed wit the secretary of the corporation, and on surrender for cancellation of the certificate for the shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner of the shares for all purposes, except as otherwise authorized or provided in the bylaws.

Section 3. Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate for shares to be issued in place of any certificate previously issued by the corporation alleged to have been lost or destroyed, on the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of the new certificate, require the owner of the lost or destroyed certificate, or that person’s legal representative, or attorney in fact, to give the corporation a bond in twice the value of the shares as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Article 7

Corporate Seal

The board of directors shall adopt a corporate seal which shall be circular in form and shall have inscribed on the periphery the name of the corporation and the state of incorporation. In the center of the seal there shall be the work “Seal”.

Article 8

Amendments

The board of directors may amend the bylaws at any time to add, change, or delete a provision. The shareholders may also amend the bylaws.

EXHIBIT B

[CORPORATE FINANCE ADVISORY SERVICES AGREEMENT]

CORPORATE FINANCE ADVISORY SERVICES AGREEMENT

FRIEDLAND CORPORATE INVESTOR SERVICES LLC [“FRIEDLAND”] hereby agrees to provide to Northern Business Acquisition Corp. [the “Company”] corporate finance advisory services specifically and primarily designed to identify s privately-held merger or acquisition target with historical and ongoing business operations for the Company, with the objective of the Company combining with the target and having its post-transaction shares become publicly-traded in the United States.

1. General Summary of Advisory Services

FRIEDLAND agrees to provide to the Company general advisory services, which shall include:

[a]	Identification of appropriate merger or acquisition candidates with historical and ongoing business operations

[b]	Assistance with negotiations with the target company (the “Target”)

2. Costs for Advisory Services

2.1
Payment in Shares. The advisory services to be provided by FRIEDLAND shall commence upon the receipt by FRIEDLAND of an executed copy of this Advisory Services Agreement and the issuance by the Company to FRIEDLAND (or designees of FRIEDLAND) of shares of the common stock of the Company [the “Stock”], with the understanding that the Stock shall represent no less than 10% of the Company’s shares outstanding, on a fully diluted basis, after the acquisition of, or merger with, the Target.

2.2.
Stock Certificates. Certificates representing the Stock shall be registered in FRIEDLAND’s name [or designees of FRIEDLAND] [or an appropriate book entry shall be made]. Certificates shall be issued to FRIEDLAND and registered in the name of FRIEDLAND [or designees of FRIEDLAND].

2.3
Adjustments to Stock. If there is any change, increase or decrease, in the outstanding shares of the Company’s common stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of stock, or other similar circumstances, or if there is a spin-off or other distribution of assets to the Company’s stockholders, other than the acquisition of the Target, the Company shall make an appropriate adjustment in the aggregate number of shares of Stock. Such adjustment shall be identical to the adjustment made generally with respect to outstanding shares of the Company’s common stock. Any additional securities or other property issued to FRIEDLAND as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Stock giving rise to the right to receive such additional securities or other property.

3. Disclosure

Additionally, it is acknowledged that FRIEDLAND, or an affiliate of FRIEDLAND may enter, or has entered into a services agreement with many or all the potential merger or acquisition candidates to which FRIEDLAND will introduce the Company, and that FRIEDLAND, or an affiliate of FRIEDLAND may be receiving cash fees from the Target.

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4. Representation and Warranties

4.1
Company. The Company represents and warrants to FRIEDLAND as follows: [i] The Company has been duly formed; [ii] the execution of this Agreement has been duly authorized by the Company and does not require the consent of or notice to any party not previously obtained or given, and [iii] The Company shall indemnify and save FRIEDLAND harmless against any claims, damages, liabilities and causes of action, including but not limited to reasonable attorney fees, which arise by reason of the consulting services provided by FRIEDLAND hereunder, or by reason of an act FRIEDLAND may do on behalf of, or at the request of the Company, providing that FRIEDLAND’s actions and activities in providing consulting services hereunder, and any such act undertaken by FRIEDLAND on behalf of, or at the request of the Company, actions or activities are consistent with the provisions of this Agreement are undertaken in good faith, and do not involve gross negligence or wanton willful misconduct by FRIEDLAND.

4.2
FRIEDLAND. FRIEDLAND represents and warrants to the Company as follows: [i] FRIEDLAND has been duly formed under the laws of the State of Colorado; [ii] the execution of this Agreement and the performance of FRIEDLAND’S obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and, there is nothing that prohibits or restricts the execution by FRIEDLAND of this Agreement or its performance of its obligations hereunder.

4.3
FRIEDLAND’s investment Representations. FRIEDLAND acknowledges that the Stock to be issued by the Company pursuant to this Agreement has not been registered under the Securities Act, or any applicable state securities laws, and is being offered and sold pursuant to exemptions from such registration requirements based in part upon FRIEDLAND’s representations and acknowledgments contained in this Agreement, including the following:

[a]
FRIEDLAND warrants and represents to the Company that FRIEDLAND is acquiring the Stock on FRIEDLAND’s own account for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and Participant does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause FRIEDLAND to sell the Stock;

[b]
FRIEDLAND acknowledges that FRIEDLAND must bear the economic risk of this investment indefinitely unless the Stock is registered pursuant to the Securities Act and applicable state securities laws or an exemption from such registration is available;

[c]	FRIEDLAND understands there is no assurance that any exemption from registration under the Securities Act and applicable state securities laws will be available in the future; and

[d]
FRIEDLAND represents that, by reason of FRIEDLAND’s relationship with the Company and FRIEDLAND’s business and financial expertise, FRIEDLAND has the capacity to protect FRIEDLAND’s own interests in connection with the transactions contemplated by this Agreement.

5. Covenants

Each of FRIEDLAND and the Company covenant that it will diligently, skillfully and in good faith do and perform the acts and duties required herein.

6. Miscellaneous

6.1
Rights as a Stockholder. FRIEDLAND shall have, with respect to the Stock, all of the rights of a stockholder of the Company, including the right to vote the Stock and the right to receive any dividends or other distributions with respect thereto.

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6.2	Validity of Share Issuance. The shares of Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

6.3	Further Action. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

6.4
Notice. All notices, requests, demands, directions and other communications [“Notices”] provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by facsimile to the applicable Party at the address of such Party set forth below in this Section 6.4. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective on the first business day on which or after which it is delivered to the address for the respective Party set forth in this Section 6.4. When sent by facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

THE COMPANY:
Northern Business Acquisition Corp,
Attention: Mark Shaner
70 South Potomac
Aurora, CO 80012
Fax: (303)865-1056

FRIEDLAND:
FRIEDLAND CORPORATE INVESTOR SERVICES LLC
Attention: Jeffrey O. Friedland, Managing Member
36 Steele Street Suite 10
Denver, CO 80206
Fax: 1-212-202-4436

Either Party may change its respective address for purposes of this Section 6.4 by giving the other Party Notice of the new address in the manner set forth above.

6.5
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

6.6
Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

6.7
Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

6.8
Inurement. This Agreement shall be binding upon all of the Parties, and it shall benefit, respectively, each of the Parties, and their respective employees, agents and successors. Except as expressly provided herein, there are no third party beneficiaries to this Agreement, and this Agreement shall not be assignable by any party.

6.9	Headings. The headings to this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation.

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6.10	Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

6.11
Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled in Denver, Colorado by arbitration [except as provided below], in accordance with the rules then obtaining, of the American Arbitration Association [the “Association”]. If the subject of the arbitration involves an intellectual property, corporate, or bankruptcy matter, as determined by the Association, then the arbitrator(s) shall have had experience in that subject. The Association is authorized to make arrangements for this arbitration, to be held under these rules in any locality in the United States agreed upon by the parties or as designated by the Association. In addition, in the event of a dispute for which the aggrieved party seeks immediate equitable relief, including without limitation an injunction, the appropriate action may be brought in any court with appropriate jurisdiction, provided that any such equitable relief shall be subject to modification by the court after completion of arbitration of the dispute. This Agreement shall be enforceable, and judgment upon any award rendered by all or a majority of the arbitrators may be entered, in any court of any county having jurisdiction,

6.12	Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Colorado of the United States without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date set forth below.

NORTHERN BUSINESS ACQUISITION CORP.

/s/ Mark Shaner
Mark Shaner
Title PRESIDENT
Date 6-17-05

FRIEDLAND CORPORATE INVESTOR SERVICES LLC

By: /s/ Jeffrey O. Friedland	6-17-05
Jeffrey O. Friedland, Managing Director Member	Date

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EXHIBIT C

[FORM OF STOCK CERTIFICATE]